Exhibit 99.1

Calyxt Granted 180-Day Extension by Nasdaq to Regain Compliance with Bid Price Rule

ROSEVILLE, MN, November 17, 2022 (PR NEWSWIRE) – Calyxt, Inc (Nasdaq: CLXT) a plant-based synthetic biology focused on engineering sustainable ingredients for customers in the cosmeceutical, nutraceutical and pharmaceutical industries, today announced that the Company received written notification from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”), granting the Company’s request for a 180-day extension to regain compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Company now has until May 15, 2023 to meet the requirement. If at any time prior to May 15, 2023, the bid price of the Company’s ordinary shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Bid Price Rule, and the matter will be closed.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq staff determined that the Company was eligible for an additional 180 calendar day period, or until May 15, 2023, to regain compliance based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company having provided written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary.

If the Company does not regain compliance with the Bid Price Rule during the additional 180-day extension, Nasdaq will provide written notification to the Company that its ordinary shares will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful.

About Calyxt

Calyxt (Nasdaq: CLXT) is a plant-based synthetic biology company. The Company leverages its proprietary PlantSpring™ technology platform and Plant Cell MatrixTM biomass to engineer plant metabolism to produce innovative high value plant-based chemistries for use in customers’ materials and products. As plant-based solutions, the Company’s synthetic biology products can be used in helping customers meet their sustainability targets and financial goals. Calyxt’s diversified offerings are primarily delivered through its proprietary BioFactory™ production system. For more information, visit www.calyxt.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements about the Company’s ability to regain compliance with the Bid Price Rule, the Company’s plans to consider implementing available options to regain compliance with the Bid Price Rule, and the Company’s intention to appeal any future delisting determination. These and other forward-looking statements are predictions and projections about future events and trends based on the Company’s current expectations, objectives, and intentions and are premised on current assumptions. The Company’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: the potential impact of cost reduction and other cash-focused measures to manage liquidity; increased competition, including competition from a broader array of synthetic biology companies; competition for customers, partners, and licensees and the successful execution of development and licensing agreements; disruptions at Calyxt’s or its partners key facilities; changes in customer preferences and market acceptance of its products; changes in market consensus as to what attributes are required for a product to be considered “sustainable”; the impact of adverse events during development; inaccurate demand forecasting or milestone and royalty payment projections; disruptions to supply chains, including raw material inputs for its BioFactory; and other important factors discussed in Part I, Item 1A, “Risk Factors” in the Company’s filings with the SEC, included in Part I, Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022, and its subsequent reports on Forms 10-Q and 8-K filed with the SEC. Any forward-looking statements made by management of the Company are based only on currently available information and speak only as of the date of this report. Except as otherwise required by securities and other applicable laws, the Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change.